Exhibit 3.2


                                     BYLAWS
                                       OF
                             TM ACQUISITION I, INC.

            ARTICLE 1: Identification, Records, Seal and Fiscal Year

      Section 1.01. Name. The name of the Corporation is TM ACQUISITION I, INC. (the "Corporation").

      Section 1.02. Place of Keeping Corporate Books and Records. The Corporation shall keep and maintain at its principal office, or at such other place or places within or without the State of Wyoming as may be provided, from time to time, by the Board of Directors of the Corporation (the "Board"), a copy of (a) its Articles of Incorporation and all amendments thereto currently in effect (the "Articles"); (b) its Bylaws and all amendments thereto currently in effect (the "Bylaws") (c) minutes of all meetings of the Board and of each committee, and records of all actions taken by the Board and by each committee without a meeting; (d) minutes of all meetings of the stockholders of the Corporation (the "Stockholders") and records of all actions taken by the Stockholders without a meeting; (e) a record of the Stockholders in a form that permits preparation of a list of the names and addresses of all the Stockholders, in alphabetical order by class of shares, stating the number and class of shares held by each Stockholder; and (f) accounting books and other records of its business or properties as may be necessary or advisable. All of the records of the Corporation described in this Section shall be maintained in written form or in another form capable of conversion into written form within a reasonable time.

      Section 1.03. Seal. The Board may designate the design and cause the Corporation to obtain and use a corporate seal, but the failure of the Board to designate a seal or the absence of the impression of the corporate seal from any document does not affect in any way the validity or effect of such document.

      Section 1.04. Fiscal Year. The fiscal year of the Corporation shall end at such time as the Board shall determine. In the event the Board shall not make such a determination, the fiscal year of the Corporation shall be the fiscal year adopted in the first federal income tax return of the Corporation.

                                ARTICLE 2: Shares

      Section 2.01. Certificates for Shares. Each holder of the shares of the Corporation shall be entitled to a certificate in such form as the Board may prescribe from time to time. However, unless the Articles provide otherwise, the Board may authorize the issue of some or all of the shares of any or all of the Corporation's classes or series without certificates. Within a reasonable time after the issue or transfer of shares without certificates, the Corporation


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shall send the Stockholder a written statement of the information required on certificates by the Wyoming Business Corporation Act, as amended from time to time (the "Act"), and the information required by the Wyoming Uniform Commercial Code, as in effect from time to time. A holder of such shares may request that a certificate be provided to him by giving notice to the Secretary of the Corporation. The certificate shall be provided in the form prescribed by the Board.

      Section 2.02. Transfer of Shares. The shares of the Corporation shall be transferable only on the books of the Corporation upon delivery to the Corporation of the certificate(s) representing the same or, in the case of shares without certificates, an instrument of assignment in respect of the shares being transferred, in form and substance satisfactory to the Corporation, properly endorsed by the registered holder or by his duly authorized attorney, such endorsement or endorsements to be witnessed by one witness or guaranteed by a bank or registered securities broker or dealer. The requirement for such witnessing may be waived in writing upon the form of endorsement by the President of the Corporation. Within a reasonable time after the transfer of shares without certificates, the Corporation shall send the Stockholder a written statement of the information required by Section 2.01 of these Bylaws.

      Section 2.03. Lost, Stolen or Destroyed Certificates. The Corporation may issue a new certificate for shares in the place of any certificate theretofore issued and alleged to have been lost, stolen or destroyed, but the Board may require the owner of such lost, stolen or destroyed certificate, or his legal representative, to furnish affidavit as to such loss, theft or destruction and representative, to furnish an affidavit as to such loss, theft or destruction and to give a bond in such form and substance, and with such surety or sureties, with fixed or open penalty, as it may direct to indemnify the Corporation against any claim that may be made on account of the alleged loss, theft or destruction of such certificate or the issuance of a new certificate or uncertificated share. A new certificate may be issued without requiring any bond when, in the judgment of the Board, it is not imprudent to do so.

      Section 2.04. Issue and Consideration for Shares. The Board may authorize shares to be issued for consideration consisting of any tangible or intangible property or benefit to the Corporation, including, but not limited to, cash, promissory notes, services performed, contracts for services to be performed, or other securities of the Corporation. The adequacy of the consideration is to be determined by the Board, and that determination is conclusive insofar as the adequacy of the shares relates to whether the shares are validly issued, fully paid, and nonassessable. Once the Corporation receives the consideration for which the Board authorized the issuance of the shares, the shares are fully paid and nonassessable.


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                       ARTICLE 3: Meetings of Stockholders

      Section 3.01. Place of Meetings. All meetings of Stockholders shall be held at the principal office of the Corporation or at such other place, within or without the State of Wyoming, as may be specified in the respective notices or waivers of notice thereof.

      Section 3.02. Annual Meeting. Unless otherwise determined by the Board, the annual meeting of the Stockholders for the election of Directors, and for the transaction of such other business as may properly come before the meeting, shall be held on such date and at such time as shall be designated by the Board and stated in the notice of the meeting. Failure to hold the Annual Meeting at the designated time does not affect the validity of any corporate action.

      Section 3.03. Special Meetings. Special meetings, for any purpose or purposes (unless otherwise prescribed by law), may be called by the Board or the President, and shall be called by the President or any Vice President at (a) the request in writing of a majority of the Board, or (b) the written demand, delivered to the Secretary, of Stockholders holding of record more than 50% of the voting power of all the shares of the Corporation issued and outstanding and entitled by the Articles to vote on the business proposed to be transacted thereat. All requests or demands for special meetings shall state the purpose or purposes thereof, and the business transacted at such meeting shall be confined to the purposes stated in the call and matters germane thereto.

      Section 3.04. Record Date. The Board may fix a record date, not more than sixty (60) days nor less than ten (10) days prior to the date of any meeting of the Stockholders, for the purpose of determining the Stockholders entitled to notice of and to vote at such meeting. A new record date may be fixed by the Board if the meeting of Stockholders is adjourned.

      Section 3.05. Notice of Meetings. A written or printed notice, stating the place, day and hour of meeting, and, in the case of a special meeting or when otherwise required by any provision of the Act, the Articles or these Bylaws, the purpose or purposes for which the meeting is called, shall be delivered or mailed by the President, a Vice President or the Secretary or by the persons calling the meeting to each Stockholder at the time entitled to vote, at such address as appears on the records of the Corporation, at least ten (10) and not more than sixty (60) days before the date of the meeting. Notice of any special meeting called at the written demand of Stockholders shall be delivered or mailed within sixty (60) days of the Secretary's receipt of such demand. Each Stockholder who has in the manner provided in Section 3.06 of these Bylaws waived notice of a Stockholders' meeting, or who personally attends a Stockholders' meeting, or is represented thereat by a proxy duly authorized to appear by an instrument of proxy complying with the requirements hereinafter set forth, shall be conclusively presumed to have been given due notice of such meeting.


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      Section 3.06. Waiver of Notice. Notice of any annual or special meeting may be waived in writing by any Stockholder, before or after the date and time of the meeting specified in the notice thereof, by a written waiver delivered to the Corporation for inclusion in the minutes or filing with the corporate records. A Stockholder's attendance at any meeting in person or by proxy shall constitute a waiver of (a) notice of such meeting, unless the Stockholder at the beginning of the meeting objects to the holding of or the transaction of business at the meeting and (b) consideration at such meeting of any business that is not within the purpose or purposes described in the meeting notice, unless the Stockholder objects to considering the matter when it is presented.

      Section 3.07. Proxies. A Stockholder entitled to vote at any meeting may vote either in person or by proxy executed in writing by the Stockholder or a duly authorized agent of such Stockholder. For purposes of this Section, a proxy granted by telegram, telex, telecopy or other record transmitted electronically for or by a Stockholder shall be deemed as executed in writing by the Stockholder. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of the Wyoming Business Corporation Act.

      Section 3.08. Quorum. At any meeting of Stockholders, the holders of a majority of the voting power of the Corporation, which includes the voting power that is present in person or by proxy, regardless of whether the proxy has authority to vote on all matters, constitutes a quorum for the transaction of business except as otherwise provided by statute or the Articles. In case a quorum shall not be present at a meeting, the holders of record of a majority of the voting power so present in person or by proxy may adjourn the meeting from time to time, without notice, other than announcement at the meeting, unless a new record date is set by the Board, in which case notice of the adjourned meeting shall be given. At any such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally scheduled.

      In all matters other than the election of directors, if a quorum is present, the vote of the holders of shares constituting a majority of the voting power present in person or represented by proxy (and authorized to vote on such matters) shall be the act of the Stockholders, unless the vote of a greater number is required by the Bylaws, the Articles or the Act. If a quorum is present, directors shall be elected by a plurality of the votes cast at the election.

      Section 3.09. Stockholder List. The Secretary shall prepare before each meeting of Stockholders a complete list of the Stockholders entitled to notice of the meeting, arranged in alphabetical order by class of shares (and each series within a class), and showing the address of, and the number of shares entitled to vote held by, each stockholder (the "Stockholder List"). Beginning five business days before the meeting and continuing throughout the meeting, the Stockholder List shall be on file at the principal office or at a place identified in the meeting notice as the city where the meeting will be held and shall be available for inspection by any Stockholder entitled to vote at the meeting. On written demand, made in good faith and for a proper purpose and


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describing with reasonable particularity the Stockholder's purpose, the
Stockholder (or such Stockholder's agent or attorney authorized in writing) shall be entitled to inspect and to copy the Stockholder List, during regular business hours and at the Stockholder's expense, during the period the Stockholder List is available for inspection. The original stock register or transferred book, or a duplicate thereof, shall be the only evidence as to who are the Stockholders entitled to examine the Stockholder List, or to notice of or to vote at any meeting.

      Section 3.10. Meeting by Telephone, etc. Any or all of the Stockholders may participate in a meeting by or through the use of any means of communication by which all Stockholders participating may simultaneously hear each other during the meeting. A Stockholder participating in a meeting by this means is deemed to be present in person at the meeting.

      Section 3.11. Action by Consent. Any action required to be taken at any annual or special meeting of Stockholders of the Corporation or any action which may be taken at any annual or special meeting of such Stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of Stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified registered mail, return receipt requested.

      Every written consent shall bear the date of signature of each Stockholder who signs the consent, and no written consent shall be effective to take the corporate action referred to therein unless, within 50 days of the earliest dated consent delivered in the manner required by this Section to the Corporation, written consents signed by a sufficient number of holders to take action are delivered to the Corporation by delivery to its registered office, its principal place of business or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of Stockholders are recorded. Delivery made to the Corporation's registered office shall be made by hand or by certified or registered mail, return receipt requested.

      Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to the Stockholders who have not consented in writing.

                          ARTICLE 4: Board of Directors

      Section 4.01. Duties and Number. The business and affairs of the Corporation shall be managed under the direction of a Board of Directors. The number of directors who shall constitute the Board shall equal not less than 1 nor more than 10, as the Board may determine by resolution from time to time.


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       Section 4.02. Election, Term of Office and Qualification. Directors shall be elected at each annual meeting by the Stockholders entitled by the Articles to elect Directors. Directors shall be elected for a term of one year and shall hold office until their respective successors are elected and qualified. Directors need not be residents of the State of Wyoming or Stockholders of the Corporation. No decrease in the number of Directors at any time provided for by these Bylaws shall have the effect of shortening the term of any incumbent Director.

      Section 4.03. Powers of Directors. The Board shall exercise all of the powers of the Corporation, subject to the restrictions imposed by law, the Articles, or these Bylaws.

      Section 4.04. Use of Common and Preferred Stock Without Shareholder Approval. The Board of Directors may, by resolution or resolutions, use authorized but unissued shares of Common Stock and Preferred Stock, without shareholder approval, in order to acquire businesses, to obtain additional financing or for other corporate purposes. Purchases of Convertible Preferred Stock shall be treated in all respects as equivalent to purchases of Common Stock, such that, upon acquisition, the requisite holding period for Rule 144 purposes shall begin when the Convertible Preferred Stock is acquired, and not when it is converted from Preferred to Common Stock. Accordingly, if Preferred Stock has been held for longer than two years and the holder is not an affiliate, he/she/it shall be eligible for the safe harbor afforded by Rule 144 immediately upon conversion from Preferred to Common, as tacking shall be explicitly permitted between the Preferred Stock Certificate and its equivalent Common Stock Certificate (or Certificates).

      Section 4.05. Special Powers. The Board of Directors shall have the right to re-incorporate the corporation, to declare forward splits or reverse splits of the stock of the corporation, increase or decrease the number of Common and/or Preferred shares authorized to be issued and outstanding, or otherwise act on matters concerning the corporate status and capital structure of the corporation, without shareholder approval.

      Section 4.06. Annual Meeting. Unless otherwise determined by the President or the Board, the Board shall meet each year immediately after the annual meeting of the Stockholders, at the place where such meeting of the Stockholders has been held, for the purpose of organization, election of officers, and consideration of any other business that may properly be brought before the meeting. No notice shall be necessary for the holding of this annual meeting. If such meeting is not held as above provided, the election of officers may be held at any subsequent duly constituted meeting of the Board.

      Section 4.07. Regular Board Meetings. Regular meetings of the Board may be held at stated times or from time to time, and at such place, either within or without the State of Wyoming, as the Board may determine, without call and without notice.


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      Section 4.08. Special Board Meetings. Special meetings of the Board may be called at any time or from time to time, and shall be called on the written request of a majority of the Directors then in office or the President, by causing the Secretary or any Assistant Secretary to give each Director, either personally or by mail, telephone, telegraph, teletype or other form of electronic communication at least two days' notice of the date, time and place of such meeting. Special meetings shall be held at the principal office or at such other place, within or without the State of Nevada, as shall be specified in the respective notices or waivers of notice thereof. A Director may waive notice of any special meeting of the Board before or after the date and time stated in the notice by a written waiver signed by the Director and filed with the minutes or corporate records. A Director's attendance at or participation in a special meeting waives any required notice to the Director of the meeting unless the Director at the beginning of the meeting (or promptly upon the Director's arrival) objects to holding the meeting or transacting business at he meeting and does not thereafter vote for or assent to action taken at the meeting.

      Section 4.09. Meeting by Telephone, etc. Any or all of the members of the Board or of any committee designated by the Board may participate in a meeting of the Board or the committee, or conduct a meeting through the use of any means of communication by which all persons participating may simultaneously hear each other during the meeting, and participation in a meeting using these means constitutes presence in person at the meeting.

      Section 4.10. Quorum. At all meetings of the Board, a majority of the number of Directors then in office shall be necessary to constitute a quorum for the transaction of any business, except (a) that for the purpose of filling of vacancies of the Board, a majority of Directors then in office shall constitute a quorum, and (b) that a lesser number may adjourn the meeting from time to time until a quorum is present. The affirmative vote of a majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board, unless the act of a greater number is required by law, the Articles or these Bylaws.

      Section 4.11. Action Without Meeting. Any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if the action is taken by all members of the Board or of such committee. The action must be evidenced by one (1) or more written consents describing the action taken, signed by each member of the Board or of the committee, and included in the minutes or filed with the corporate records reflecting the action taken. Action taken under this Section is effective when the last member of the Board or of the committee signs a written consent, unless the consent specifies a different prior or subsequent effective date.

      Section 4.12. Resignations. Any Director may resign at any time by delivering written notice to the Board, its Chairman, the President, or the Secretary. Such resignation shall take effect when the notice is delivered unless the notice specifies a later effective date. If the resignation specifies a later effective date, the Board may fill the pending vacancy before the effective date, but the new Director may not take office until the vacancy occurs.


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      Section 4.13. Removal. Any Director may be removed, with or without cause, at any meeting of the Stockholders, by the vote of stockholders representing not less than two-thirds of the voting power of the issued and outstanding stock entitled to vote.

      Section 4.14. Vacancies. Any vacancy occurring in the Board, including a vacancy resulting from an increase in the number of Directors, may be filled by the Board by the affirmative vote of a majority of all the Directors remaining in office. Each Director so chosen shall hold office until the expiration of the term of the Director, if any, whom he has been chosen to succeed, or, if none, until the expiration of the term designated by the Board for the directorship to which he has been elected, or until his earlier removal, resignation, death, or other incapacity.

      Section 4.15. Compensation of Directors. The Board is empowered and authorized to fix and determine the compensation of Directors for attendance at meetings of the Board and additional compensation for such additional services any of such Directors may perform for the Corporation.

                 ARTICLE 5: Committees of the Board of Directors

      Section 5.01. Creation of Committees. The Board may create one (1) or more committees and appoint members of the Board to serve on them. Each committee may have one (1) or more members, who serve at the pleasure of the Board. The creation of the committee and appointment of members to it must be approved by the greater of: (a) a majority of all the Directors in office when the action is taken; or (b) the number of Directors required by the Articles or these Bylaws to take action under the Act.

      Section 5.02. Powers of the Committees. To the extent specified by the Board, each committee may exercise the authority of the Board. A committee may not, however (a) authorize distributions, except a committee (or an executive officer of the Corporation designated by the Board) may authorize or approve a reacquisition of shares or other distribution if done according to a formula or method, or within a range, prescribed by the Board; (b) approve or propose to Stockholders action that the Act requires to be approved by Stockholders; (c) fill vacancies on the Board or on any of its committees; (d) except to the extent permitted by subsection (g) of this Section 5.02, amend the Articles; (e) adopt, amend, or repeal these Bylaws; (f) approve a plan of merger not requiring Stockholder approval; or (g) authorize or approve the issuance or sale or a contract for sale of shares, or determine the designation and relative rights, preferences, and limitations of a class or series of shares, except the Board may authorize a committee (or an executive officer designated by the Board) to take the action described in this subsection (g) within limits prescribed by the Board.


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      Section 5.03. Meetings: Procedure; Quorum. Sections 4.07 through 4.11 of these Bylaws dealing with meetings, action without a meeting, notice and waiver of notice, and quorum and voting requirements of the Board apply to the committees and their members as well.

                               ARTICLE 6: Officers

      Section 6.01. Number. The officers of the Corporation shall consist of the President, one (1) or more Vice-Presidents (if any), the Secretary, the Treasurer, and such other officers as may be chosen by the Board at such time and in such manner and for such terms as the Board may prescribe. Any two (2) or more offices may be held by the same person.

      Section 6.02. Election and Term of Office. The officers shall be chosen by the Board or by an officer duly elected or appointed and duly authorized by the Board. Each officer shall hold office until his successor is chosen and qualified, until his death, until he shall have resigned, or shall have been removed pursuant to Section 6.04 of the Bylaws.

      Section 6.03. Resignations. Any officer may resign at any time by delivering written notice to the Board, its Chairman, the President, or the Secretary. Such resignation shall take effect when the notice is delivered unless the notice specifies a later effective date. If a resignation is made effective at a later date and the Corporation accepts the future effective date, the Board may fill the pending vacancy before the effective date if the Board provides that the successor does not take office until the effective date.

      Section 6.04. Removal. Any officer may be removed either with or without cause, at any time, by the vote of a majority of the actual number of Directors elected and qualified from time to time, or by the officer who appointed that officer.

      Section 6.05. Vacancies. Whenever any vacancy shall occur in any office, the same shall be filled by the Board or by an officer duly appointed by the Board, and the officer so chosen shall hold office during the remainder of the term for which his predecessor was chosen or as otherwise provided herein.

      Section 6.06. President. Subject to the general control of the Board, the President shall manage and supervise all the affairs and personnel of the Corporation and shall discharge all the usual function of the chief executive officer of a corporation. He shall preside at all meetings of Stockholders and Directors, discharge all the duties which devolve upon a presiding officer, and shall exercise and perform such other powers and duties as these Bylaws or the Board may prescribe. The President shall have full authority to execute proxies in behalf of the Corporation, to vote stock owned by it in any other Corporation, and to execute, with the Secretary, powers of attorney appointing other corporations, partnerships, or individuals the agent of the Corporation, all subject to the provisions of the Act, the Articles and these Bylaws.


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      Section 6.07. Vice-Presidents. Vice Presidents, in the order designated by the President or the Board, shall exercise and perform all powers of, and perform duties incumbent upon, the President during his absence or disability and shall exercise and perform such other powers and duties as these Bylaws, the Board or the President may prescribe.

      Section 6.08. Secretary. The Secretary shall attend all meetings of the Stockholders and of the Board, and shall keep or cause to be kept in a book provided for the purpose a true and complete record of the proceedings of such meetings, and shall perform a like duty, when required, for all committees created by the Board. He shall authenticate the records of the Corporation when necessary and shall exercise and perform such other powers and duties as these Bylaws, the Board, or the President may prescribe. He shall give all notices of the Corporation and, in case of his absence, negligence, or refusal so to do, any notice may be given by a person so directed by the President or by the requisite number of Directors or Stockholders upon whose request the meeting is called as provided by these Bylaws.

      Section 6.09. Treasurer. The Treasurer shall keep correct and complete records of account, showing accurately at all times the financial condition of the Corporation. He shall be the legal custodian of all moneys, notes, securities and other valuables that may from time to time come into the possession of the Corporation. He shall immediately deposit all funds of the Corporation coming into his hands in some reliable bank or other depository to be designated by the Board, and shall keep such bank account in the name of the Corporation. He shall furnish at meetings of the Board, or whenever requested thereby, a statement of the financial condition of the Corporation, and shall exercise and perform such other powers and duties as these Bylaws, the Board, or the President may prescribe. The Treasurer may be required to furnish bond in such amount as shall be determined by the Board.

      Section 6.10. Assistant Officers. The Board or an officer duly appointed by the Board may from time to time designate Assistant Officers who shall exercise and perform such powers and duties as the officers whom they are elected to assist shall specify and delegate to them, and such other powers and duties as these Bylaws, the Board, or the President may prescribe. An Assistant Secretary may, in the absence or disability of the Secretary, attest the execution of all documents by the Corporation.

      Section 6.11. Delegation of Authority. In case of the absence of any officer of the Corporation, or for any other reason that the Board may deem sufficient, the Board may delegate the powers or duties of such officer to any other officer or to any Director, for the time being.


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         ARTICLE 7: Negotiable Instruments, Deeds, Contracts, Stock and
                            Limitation of Liability

      Section 7.01. Execution of Negotiable Instruments. All checks, drafts, bills of exchange and orders for the payment of money by the Corporation shall, unless otherwise directed by the Board, or unless otherwise required by law, be signed by any two of the following officers: the President, any Vice-President, the Secretary or the Treasurer. The Board may, however, authorize any one or more of such officers to sign checks, drafts, bills of exchange and orders for the payment of money by the Corporation singly and without necessity of countersignature and the Board may designate any other employee or employees of the Corporation, who may, in the name of the Corporation, execute checks, drafts, bills of exchange and orders for the payment of money by the Corporation or in its behalf.

      Section 7.02. Execution of Deeds, Contracts, Etc. All deeds, notes, bonds and mortgages made by the Corporation and all other written contracts and agreements, other than those executed in the ordinary course of corporate business, to which the Corporation shall be a party shall be executed in its name by the President, a Vice-President or by any other officer so authorized by the Board, acting by resolution, and the Secretary, when necessary or required, shall attest the execution thereof.

      Section 7.03. Ordinary Contracts and Agreements. All written contracts and agreements into which the Corporation enters in the ordinary course of business operations shall be executed by any officer or by any other employee of the Corporation designated by the President to execute such contracts and agreements.

      Section 7.04. Endorsement of Certificates for Shares. Unless otherwise directed by the Board, any share or shares issued by any corporation and owned by the Corporation (including reacquired shares of the Corporation) may, for sale or transfer, be endorsed in the name of the Corporation by the President or a Vice-President and the Secretary, when necessary or required, shall attest such endorsement.

      Section 7.05. Voting of Shares Owned by Corporation. Unless otherwise directed by the Board, any share or shares issued by any other corporation and owned or controlled by the Corporation may be voted at any stockholders' meeting of such other corporation by the President of the Corporation, or in his absence by a Vice-President of the Corporation. Whenever, in the judgment of the President, it is desirable for the Corporation to execute a proxy or give a stockholder's consent in respect to any share or shares issued by any other corporation and owned by the Corporation, such proxy or consent shall be executed in the name of the Corporation by the President or a Vice-President of the Corporation. Any person or persons designated in the manner above stated as the proxy or proxies of the Corporation shall have full right, power and authority to vote the share or shares issued by such other corporation and owned by the Corporation in the same manner as such share or shares might be voted by the Corporation.


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      Section 7.06. Limitation of Liability. Except as otherwise provided in the
Wyoming Business Corporation Act, a director or officer of the Corporation shall not be liable to the Corporation or its stockholders or creditors for any damages as a result of such director's or officer's failure to act in his capacity as a director or officer unless it is proven that (1) his act or failure to act constituted a breach of his fiduciary duties as a director or officer and (2) his breach of those duties involved intentional misconduct, fraud or a knowing violation of law.

                           ARTICLE 8: Indemnification

      Section 8.01. Definitions. In the Article:

      (a) "Indemnitee" means (i) any present or former Director, advisory director or officer of the Corporation, (ii) any person who while serving in any of the capacities referred to in clause (i) hereof served at the Corporation's request as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, and (iii) any person nominated or designated by (or pursuant to authority granted by) the Board or any committee thereof to serve in any of the capacities referred to in clauses (i) or (ii) hereof.

      (b) "Official Capacity" means (i) when used with respect to a Director, the office of Director of the Corporation, and (ii) when used with respect to a person other than a Director, the elective or appointive office of the Corporation held by such person or the employment or agency relationship undertaken by such person on behalf of the Corporation, but in each case does not include service for any other foreign or domestic corporation or any partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise.

      (c) "Proceeding" means any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, any appeal in such an action, suit or proceeding, and any inquiry or investigation that could lead to such an action, suit or proceeding.

      Section 8.02. Indemnification. The Corporation shall indemnify every Indemnitee against all judgments, penalties (including excise and similar taxes), fines, amounts paid in settlement and reasonable expenses actually incurred by the Indemnitee in connection with any Proceeding in which he was, is or is threatened to be named defendant or respondent, or in which he was or is a witness without being named a defendant or respondent, by reason, in whole or in part, of his serving or having served, or having been nominated or designated to serve, in any of the capacities referred to in Section 8.01, unless it is determined in accordance with Section 8.04 that (a) the Indemnitee acted or failed to act in a manner that constituted a breach of his fiduciary duties in his Official Capacity and (b) such breach of those duties involved intentional misconduct, fraud or a knowing violation of law. No indemnification shall be made under this Section 8.02 in respect of any Proceeding in which such


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Indemnitee shall have been found liable on the basis that personal benefit was improperly received by him, whether or not the benefit resulted from an action taken in the Indemnitee's Official Capacity, or found liable to the Corporation or for amounts paid in settlement to the Corporation. The termination of any Proceeding by judgment, order, settlement or conviction, or on a plea of nolo contendere or its equivalent, is not of itself determinative that the Indemnitee met the requirements set forth in clauses (a) or (b) in the first sentence of this Section 8.02. An Indemnitee shall be deemed to have been found liable in respect of any claim, issue or matter only after the Indemnitee shall have been so adjuged by a court of competent jurisdiction after exhaustion of all appeals therefrom. Reasonable expenses shall, include, without limitation, all court costs and all fees and disbursements of attorneys for the Indemnitee.

      Section 8.03. Successful Defense. Without limitation of Section 8.02 and in addition to the indemnification provided for in Section 8.02, the Corporation shall indemnify every Indemnitee against reasonable expenses incurred by such person in connection with any Proceeding in which he is a witness or a named defendant or respondent because he served in any of the capacities referred to in Section 8.01, if such person has been wholly successful, on the merits or otherwise, in defense of the Proceeding.

      Section 8.04. Determinations. Any indemnification under Section 8.02 (unless ordered by a court of competent jurisdiction) shall be made by the Corporation only upon a determination that indemnification of the Indemnitee is proper in the circumstances because he has met the applicable standard of conduct. Such determination shall be made (a) by the Board of Directors by a majority vote of a quorum consisting of Directors who, at the time of such vote, are not named defendants or respondents in the Proceeding; (b) in a written opinion by independent legal counsel, either (i) upon the order of the Board of Directors by a majority vote of a quorum consisting of Directors who, at the time of such vote, are not named defendants or respondents in the Proceeding or
(ii) if a quorum consisting of Directors who are not named defendants or respondents in the Proceeding cannot be obtained; or (c) by the Stockholders in a vote that excludes the shares held by Directors that are named defendants or respondents in the Proceeding. Determination as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible, except that if the determination that indemnification is permissible is made by special legal counsel, determination as to reasonableness of expenses must be made in the manner specified in clause (b) of the preceding sentence for the selection of special legal counsel. In the event a determination is made under this Section 8.04 that the Indemnitee has met the applicable standard of conduct as to some matters but not as to others, amounts to be indemnified may be reasonable prorated.

      Section 8.05. Advancement of Expenses. Reasonable expenses (including court costs and attorney's fees) incurred by an Indemnitee who was or is a witness or was, is or is threatened to be made a named defendant or respondent in a Proceeding shall be paid by the Corporation at reasonable intervals in advance of the final disposition of such Proceeding, and without making any of the determinations specified in Section 8.04, after receipt by the Corporation


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of (a) a written affirmation by such Indemnitee of his good faith belief that he has met the standard of conduct necessary for indemnification by the Corporation under this Article and (b) a written undertaking by or on behalf of such Indemnitee to repay the amount paid or reimbursed by the Corporation if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in the Article. Such written undertaking shall be an unlimited obligation of the Indemnitee but need not be secured and it may be accepted without reference to financial ability to make repayment. Notwithstanding any other provision of the Article, the Corporation may pay or reimburse expenses incurred by an Indemnitee in connection with his appearance as a witness or other participation in a Proceeding at a time when he is not named a defendant or respondent in the Proceeding.

      Section 8.06. Employee Benefit Plans. For purposes of this Article, the Corporation shall be deemed to have requested an Indemnitee to serve an employee benefit plan whenever the performance by him of his duties to the Corporation also imposes duties on or otherwise involves services by him to the plan or participants or beneficiaries of the plan. Excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law shall be deemed fines. Action taken or omitted by an Indemnitee with respect to an employee benefit plan in the performance of his duties for a purpose reasonable believed by him to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the Corporation.

      Section 8.07. Other Indemnification and Insurance. The indemnification provided by this Article shall (a) not be deemed exclusive of, or to preclude, any other rights to which those seeking indemnification may at any time be entitled under the Corporation's Articles of Incorporation, any law, agreement or vote of Stockholders or disinterested Directors, or otherwise, or under any policy or policies of insurance purchased and maintained by the Corporation on behalf of any Indemnitee, both as to action in his Official Capacity and as to action in any other capacity, (b) continue as to a person who has ceased to be in the capacity by reason of which he was an Indemnitee with respect to matters arising during the period he was in such capacity, (c) inure to the benefit of the heirs, executors and administrators of such a person and (d) not be required if and to the extent that the person otherwise entitled to payment of such amounts hereunder has actually received payment therefore under any insurance policy, contract or otherwise.

      Section 8.08 Construction. The indemnification provided by this Article shall be subject to all valid and applicable laws, including, without limitation, the Nevada General Corporation Law, and, in the event this Article or any of the provisions hereof or the indemnification contemplated hereby are found to be inconsistent with or contrary to any such valid laws, the latter shall be deemed to control and this Article shall be regarded as modified accordingly, and, as so modified, to continue in full force and effect.

      Section 8.9. Continuing Offer, Reliance, etc. The provisions of this Article (a) are for the benefit of, and may be enforced by, each Indemnitee of the Corporation, the same as if set forth in their entirety in a written


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instrument duly executed and delivered by the Corporation and such Indemnitee and (b) constitute a continuing offer to all present and future Indemnitees. The Corporation, by its adoption of these Bylaws, (x) acknowledges and agrees that each Indemnitee of the Corporation has relied upon and will continue to rely upon the provisions of this Article in becoming, and serving in any of the capacities referred to in Section 8.01(a) of this Article, (y) waives reliance upon, and all notices of acceptance of, such provisions by such Indemnitees and
(z) acknowledges and agrees that no present or future Indemnitee shall be prejudiced in his right to enforce the provisions of this Article in accordance with their terms by any act or failure to act on the part of the Corporation.

      Section 8.10. Effect of Amendment. No amendment, modification or repeal of this Article or any provision hereof shall in any manner terminate, reduce or impair the right of any past, present or future Indemnitees nor the obligation of the Corporation to indemnify any such Indemnitees, under and in accordance with the provisions of the Article as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

                              ARTICLE 9: Amendments

      Section 9.01. Amendment of Bylaws. The power to make, alter, amend or repeal these Bylaws is vested in the Board, but the affirmative vote of a number of Directors equal to a majority of the number then in office shall be necessary to take any action for the making, alteration, amendment or repeal of these Bylaws.

      The undersigned hereby certifies that the foregoing constitutes a true and correct copy of the Bylaws of the Corporation as adopted by the Board on the 7th day of September, 2007.

      Executed as of this 7th day of September, 2007.


                                    /s/ Michella Frosch
                                    -------------------------------
                                    Michella Frosch, Director & President


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